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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT AUDITORS'



The Board of Directors
Texas Biotechnology Corporation:

We hereby consent to the use of our report incorporated herein by reference dated February 21, 1997, related to the consolidated financial statements of Texas Biotechnology Corporation and subsidiary as of December 31, 1996 and 1995, for each of the years in the three-year period ended December 31, 1996, and for the period from August 2, 1989 (date of incorporation) to December 31, 1996.

                                                /s/ KPMG Peat Marwick LLP



Houston, Texas
May 13, 1997